                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Greater Bay Bancorp on Form S-3 (Nos. 333-61679, 333-70025, 333-94343 and
333-35622), Form S-4 (No. 333-35576) and Form S-8 (Nos. 333-30913, 333-67677,
333-30915, 333-16967, 333-47747 and 333-30812) of our report dated January 21,
2000 on the financial statements of Coast Bancorp appearing in the Annual Report on Form 10-K/A of Coast Bancorp for the year ended December 31, 1999, which financial statements and report are incorporated by reference in this Current Report on Form 8-K of Greater Bay Bancorp.


/s/ Deloitte & Touche LLP

San Jose, California
May 18, 2000